UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2021

FFBW, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39182	37-1962248
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1360 South Moorland Road, Brookfield, Wisconsin	53005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (262) 542-4448

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFBW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company   ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2021, FFBW, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered and approved the following matters, with a breakdown of the votes cast set forth below.

Matter 1. The election of James P. Lenahan, Kathryn S. Gutenkunst and Michael J. Pjevach, as directors of the Company, each to serve a three-year term and until his or her successor is elected and qualified.
	For	Withheld	Broker Non-Votes

James P. Lenahan	3,899,492	573,476	1,184,711

Kathryn S. Gutenkunst	4,196,046	276,922	1,184,711

Michael J. Pjevach	4,247,227	225,741	1,184,711

Matter 2. The ratification of the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

For	Against	Abstain

5,512,642	107,133	37,904

Matter 3.  The approval of the FFBW, Inc. 2021 Equity Incentive Plan;

For	Against	Abstain	Broker Non-Vote
4,096,709	269,553	106,706	1,184,711

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FFBW, INC.

DATE: May 26, 2021	By: /s/ Steven L. Wierschem
Steven L. Wierschem
Chief Financial Officer